Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com	A Member of the Forum of Firms

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sutor Technology Group Limited

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in this Shelf Registration Statement on Form S-3 of our report dated September 23, 2009, with respect to the consolidated financial statements of Sutor Technology Group Limited and subsidiaries as of June 30, 2009 and 2008 and for the years ended June 30, 2009, 2008 and 2007 which appear in the Annual Report on Form 10-K of Sutor Technology Group Limited for the fiscal year ended June 30, 2009, as filed with the Securities and Exchange Commission on September 25, 2009. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
October 14, 2009